SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
July 29, 2010
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On July 27, 2010, the Board of Directors of Environmental Tectonics Corporation (the “Company”) elected Winston E. Scott to the Company’s Board of Directors.
     The Board has determined that Mr. Scott is independent under applicable laws and regulations.
     There is no arrangement or understanding between Mr. Scott and any other person pursuant to which Mr. Scott was elected as a director, and there are no related party transactions involving Mr. Scott.
     Mr. Scott will receive compensation for his service as a non-employee director pursuant to the Company’s director compensation policy which is set forth the Company’s Annual Report on Form 10-K, filed on May 27, 2010.
     A copy of the press release of the Company announcing Mr. Scott’s election is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
     The following exhibits are furnished or filed in accordance with Item 601 of Regulation S-K:
     99.1 Press of the Company announcing the election of Winston E. Scott to the Board of Directors of Environmental Tectonics Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: July 29, 2010	By:	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer